UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

_____________________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report:
(Date of earliest event reported)

October 14, 2008

____________________________

KODIAK ENERGY, INC.
(Exact name of registrant as specified in charter)

DELAWARE
(State or other Jurisdiction of Incorporation or Organization)

333-38558	734 7th Avenue S.W. Calgary, AB T2P 3P8 Canada	65-0967706
(Commission File Number)	(Address of Principal Executive Offices and zip code)	(IRS Employer Identification No.)

(403) 262-8044
(Registrant’s telephone number, including area code)

N/A
 (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

Information included in this Form 8-K may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  This information may involve known and unknown risks, uncertainties and other factors which may cause the Company’s actual results, performance or achievements to be materially different from future results, performance or achievements expressed or implied by any forward-looking statements.  Forward-looking statements, which involve assumptions and describe the Company’s future plans, strategies and expectations, are generally identifiable by use of the words “may,” “will,” “should,” “expect,” “anticipate,” “estimate,” “believe,” “intend” or “project” or the negative of these words or other variations on these words or comparable terminology.  These forward-looking statements are based on assumptions that may be incorrect, and there can be no assurance that any projections included in these forward-looking statements will come to pass.  The Company’s actual results could differ materially from those expressed or implied by the forward-looking statements as a result of various factors.  Except as required by applicable laws, the Company undertakes no obligation to update publicly any forward-looking statements for any reason, even if new information becomes available or other events occur in the future.

Item 8.01  Other Events

On October 14, 2008, the Company reported that it has entered into an agreement with Clarus Securities Inc. (“Clarus”) to act as lead agent and sole book-runner on a reasonable efforts agency basis for a private placement offering  (the “Offering”) of up to Cdn $5,000,000. The Offering shall consist of up to Cdn $1,000,000 in common shares of the Company  (the “Common Shares”) and up to Cdn $4,000,000 in common shares of the Company issued on a “flow-through” basis (the “Flow-Through Shares”). Clarus has also been granted an option to increase the size of the Offering by up to Cdn $1,000,000, exercisable at any time up to and including the closing of the Offering.  Proceeds from the Flow-Through Share offering will be used by the Company to fund ongoing exploration activities eligible for Canadian Exploration Expense (C.E.E.) and, in respect of the Common Share offering, for general working capital purposes. The agents will receive an aggregate commission equal to 8% of the gross proceeds of the Offering and will be granted a number of compensation options equal to an aggregate of 8% of the total number of securities sold pursuant to the Offering. Each compensation option will entitle the holder thereof to acquire one Common Share at the issue price per security for a period of 24 months from the closing of the Offering. The Offering is subject to standard closing conditions, including the approval of the TSX Venture Exchange in Canada and any other necessary regulatory requirements. The securities will be offered in certain provinces of Canada by way of a private placement and will be subject to a four month hold period in Canada. The Offering will not be offered to or sold in the United States or to any United States persons living outside of the United States.

The Company also announced that a partners’ meeting was recently held in the Company’s offices and a budget was approved for the first completion operations of the Company’s “Lucy” Horn River Basin shale gas program. The approved program will enable the stimulation of the Muskwa/Evie shales in the a-79-A/94-P-4 vertical wellbore, which was cased in Q1 2008. Production and reservoir testing will be completed immediately after the stimulation. Based on a successful well stimulation, the Company believes the well can be tied in for production by the end of the 2008/09 winter work season. Based on the success of this work program and the overall timing, the Company and its partners will review the balance of the planned work program to determine what portions of the second phase can be advanced. The second phase of the work program consists of drilling an horizontal leg in the Evie formation and will include a fracture stimulation program and a flow and build up test to evaluate post fracture deliverability. Kodiak is the operator and 80% working interest owner of B.C. PNG (Petroleum Natural Gas) Lease 44104 situated on the southeast edge of the Horn River Basin and the Muskwa shale gas prospect. This property has the potential to yield short term cash flow or become one of the Company’s major capital divestiture opportunities.

Item 9.01  Financial Statements and Exhibits.

(a)	Financial statements of business acquired.
Not applicable

(b)	Pro forma financial information.
Not applicable

(c)	Exhibits. 99.1 Press Releases dated August 14, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

KODIAK ENERGY, INC.
(Registrant)

Date: October 15, 2008	By:	/s/ William S. Tighe William S. Tighe Chief Executive Officer & President